EXHIBIT 23

                               CONSENT OF COUNSEL


     The consent of David M. Hayes, legal counsel to the Company, is included in his opinion, a copy of which is filed as Exhibit 5.

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the 1999 Annual Report to Investors which is included as Exhibit 13 in this Registration Statement on the Pre-Effective Amendment No. 1 to Form S-2 of our report dated July 30, 1999 relating to the financial statements of Telmark LLC, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.






PricewaterhouseCoopers LLP


Syracuse, New York
October 13, 1999